EXHIBIT 10.8.6

                         EXCLUSIVE DISTRIBUTOR AGREEMENT


This AGREEMENT is made this 20th day of November, 1996, by and between:

XXX
XXXX
XXXXXXX



CHRONIMED INC.
13911 Ridgedale Drive
Minnetonka, MN 55305, USA
(hereinafter called "DISTRIBUTOR" )


                                   WITNESSETH

WHEREAS XXX is the manufacturer of the product (hereinafter called "THE PRODUCT"), and desires competent assistance in distribution of THE PRODUCT in "THE TERRITORY" as described below

WHEREAS DISTRIBUTOR represents its capabilities of rendering such assistance;

NOW THEREFORE, in consideration of the cooperation of both parties, agree as follows:


ARTICLE 1: DEFINITIONS

1-1 "THE PRODUCT" shall mean the product to be manufactured under "XXX" label, or under the distributor designated private label and exclusively supplied by XXX to DISTRIBUTOR with specifications as described in Exhibit A attached hereto, and made a part hereof this Agreement. The product would include current chemistry tests for glucose, and future chemistry tests including cholesterol and lactate.

         "THE TERRITORY" shall mean, and be limited to the United States of America, Canada, and Mexico. South America and Latin America will be reviewed for approval on a separate proposal.


ARTICLE 2: APPOINTMENT AND OBLIGATIONS

2-1 XXX hereby appoints DISTRIBUTOR as a sole, and exclusive distributor for sales of THE PRODUCT in THE TERRITORY under the terms and conditions of this Agreement.


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2-2      XXX shall not during the term of this Agreement appoint any other party regarding the distribution of THE PRODUCT in THE TERRITORY unless with the written consent of the DISTRIBUTOR.

2-3 XXX shall hereinafter during the terms of this Agreement refer all inquiries and business proposals relating to THE PRODUCTS from THE TERRITORY to DISTRIBUTOR. As soon as advised, DISTRIBUTOR shall pay immediate attention to the inquiries as to look for business establishment.

2-4 DISTRIBUTOR shall not during the term of this Agreement sell THE PRODUCT to areas other than THE TERRITORY, unless with the written consents of XXX.

2-5 DISTRIBUTOR shall do its best to promote, maintain, and increase the sales of THE PRODUCT in THE TERRITORY, and shall provide XXX with quarterly reports of update information regarding the sales of THE PRODUCT, user's reaction, competitor's activities, as well as other relevant information.

2-6 DISTRIBUTOR shall help XXX to apply for Food and Drug Administration of the United States (FDA) 510K registration and with obligations to facilitate FDA requirements during the application processes. The 510K application shall appear under the XXX and DISTRIBUTOR's respective names. XXX agrees to reimburse DISTRIBUTOR for its equal share of related costs associated with the FDA, 510K registration.

2-7 In the event that XXX does not wish to have the DISTRIBUTOR's name appear on the 510K registration, DISTRIBUTOR agrees to manage up front costs, and pay for expenses related to 510K submission. XXX agrees to reimburse DISTRIBUTOR 100% for related costs in 510K submission.


ARTICLE 3: PRICE AND PAYMENT

3-1 DISTRIBUTOR shall pay for THE PRODUCT purchased hereunder at XXX'S distributor prices in effect at the time of ordering.

3-2 XXX'S prices in effect at the time of this Agreement are as set forth in Exhibit B attached hereto and made a part hereof.

3-3 In the event of a price change, XXX shall provide DISTRIBUTOR with written notice of the revised prices to be effective in sixty (60) days from the date of which the notice was forwarded by express airmail and, or facsimile transmission to DISTRIBUTOR. XXX agrees that there will not exist a price change for at least twelve (12) months following the receipt of the first shipment of product from XXX which has been purchased for the sole purposes of resale by DISTRIBUTOR.

         Furthermore, XXX agrees that price increases will not exceed a percentage rate of five (5) percent during any twelve month period of time, and justification for this annual increase must be tied to local inflation rate and, or, changes in production componentry.




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3-4      Alternatively, XXX agrees that DISTRIBUTOR will receive a price decrease in the event that purchased quantities by the DISTRIBUTOR afford XXX with production efficiencies which provide a decrease in production costs. XXX and DISTRIBUTOR agree to negotiate various levels of volume price discount in the period of (12) months after the first shipment.

3-5 Unless otherwise agreed, DISTRIBUTOR shall establish an irrevocable / confirmed letter of credit at sight in favor of XXX payable in U.S. dollars in terms acceptable to XXX after first order shipment. After the performance of 1st order shipment, DISTRIBUTOR shall establish letter of credit at 30 days for subsequent orders.

3-6 In the event that DISTRIBUTOR fails to fulfill the terms of payment, XXX may treat such a default as a breach of this entire Agreement and terminate this Agreement unless DISTRIBUTOR shall in good faith proceed to cure such default. The DISTRIBUTOR shall not be deemed to have breached this agreement if non-payment is related to a failure by XXX to fulfill any part of "Section 4.4."


ARTICLE 4: PURCHASE AND DELIVERY

4-1 After filing the application for FDA, 510K registration the DISTRIBUTOR shall issue an initial purchase order for no less than XX meters and XX packs (50's) of electrodes. Delivery will be subject to the successful completion of the 510K registration. A "proforma forecast" with subsequent quarterly revisions, and delivery schedule for initial purchase, and the remainder of 1996 shall be provided when initial order is shipped.

4-2 DISTRIBUTOR shall submit its firm purchase order in writing sixty (60) days prior to desired delivery time for XXX'S confirmation and preparation of the shipment accordingly.

4-3 XXXshall ship the goods in accordance with the terms as specified and agreed in the purchase order as acknowledged by DISTRIBUTOR, and shall advise in writing details of shipment as soon as shipment effected.

4-4 After receipt of the PRODUCT, DISTRIBUTOR may reject or return any of the aforementioned PRODUCT which fails to be in salable condition, or which customers return due to the PRODUCT not meeting DISTRIBUTOR and, or, XXX'S performance standards. It is expected that the PRODUCT shall meet or exceed those performance standards which have been specified in the 510K registration with the FDA. DISTRIBUTOR will notify XXX of problems within 30 days of receipt that product does not meet standards.

         DISTRIBUTOR will send XXX notice of the lot, or serial numbers of rejected, or returned PRODUCT, together with an indication of the specified basis for rejection. Promptly after receiving any such notice of rejection, XXX shall cause the rejected PRODUCT to be inspected, and issue a return authorization number. DISTRIBUTOR shall return to XXX, at XXX'S expense, any properly rejected PRODUCT. XXX will respond within ten (10) days with a return authorization number, or with a written statement that details their contested position regarding the rejection. DISTRIBUTOR shall not be required to pay XXX for such rejected PRODUCT, however, agrees to accept either a replacement shipment or refund of the same dollar amount of rejected PRODUCT with, or from subsequent shipments or payments to XXX.


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ARTICLE 5: QUALITY AND WARRANTY

5-1 XXX shall manufacture THE PRODUCT in compliance with specifications as set forth in Exhibit A, or with that as may be required by DISTRIBUTOR and agreed upon by XXX itself, and shall warrant THE PRODUCTS are free from defects in workmanship and materials at the time of shipment. XXX warrants that operation manuals, log books and printings on kit cases shall be in proper English and accurately describe the correct operation of THE PRODUCT, subject to review by DISTRIBUTOR.

5-2 XXX shall subsequently provide four (4) years warranty unless otherwise specified for quality in normal operation of THE PRODUCT from that the date shipment is made, for which XXX shall be responsible for providing replacement, or repair for the defective parts and materials as informed by DISTRIBUTOR in writing

5-3 XXX agrees to indemnify, defend and hold harmless DISTRIBUTOR, its successors, subcontractors, agents, employees, officers and directors, from and against any and all claims, costs, demands, liabilities, losses, damages (including consequential damages) and expenses of whatever nature, including reasonable attorney's fees (collectively "Losses") arising out of or due to a failure of PRODUCTS manufactured by XXX to conform to the Specifications; provided, however, that such indemnification shall not apply to the extent the Losses are due to DISTRIBUTOR's negligence or intentional misconduct.

5-4 XXX warrants that it has all rights, title and interest in all Patents and trademarks relating to THE PRODUCT, and agrees to indemnify, defend, and hold harmless the DISTRIBUTOR, its successors, agents, employees, officers, and directors from, and against any and all claims, costs, demands, liabilities, losses, damages, (including consequential damages) and expenses of whatever nature, including reasonable attorney's fees, arising out of or in any way related to a claim that the technical design of the XXX Product infringes upon or violates the patent, trade secret or other rights of any third party.


ARTICLE 6: TRADEMARKS AND CONFIDENTIALITY

6-1 Trademarks and trade names of THE PRODUCT used by XXX shall remain the property of XXX.

6-2 Display of the XXX trade mark and name shall remain on all packaging and promotional materials used by the DISTRIBUTOR for the marketing of THE PRODUCT; however, DISTRIBUTOR will have the right to promote THE PRODUCT under a brand name which is suitable to the DISTRIBUTOR, but also denotes that the product is manufactured for DISTRIBUTOR by XXX.

6-3 DISTRIBUTOR and XXX'S shall treat all technical and business information as confidential, and shall not disclose such information to any third parties, or utilize as for any purpose, unless with the consent of XXX or DISTRIBUTOR either before or after the termination of this Agreement. "Confidential Information" shall mean any confidential information or trade secrets disclosed to the other party and designated confidential in writing. Items of information that are not written or physical, such as, but not limited to disclosed orally, by demonstration,



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         or by observation, shall be designated as confidential at the time of disclosure. All topics considered Confidential shall be so stamped.

6-4 The obligations imposed by Section 6-3 shall not apply with respect to any CONFIDENTIAL INFORMATION or part thereof which is in the public domain at the time of disclosure, which is known to the recipient at the time of disclosure, which becomes known to the recipient from a source other than the party disclosing the CONFIDENTIAL INFORMATION without breach of this Agreement by the recipient and provided that such source is not known by the recipient to be bound by a confidentiality agreement with the party disclosing the Confidential Information, or which is developed by the recipient independently of the disclosing party's CONFIDENTIAL INFORMATION.

6-5 In case of action against such confidentiality breach, DISTRIBUTOR or XXX shall indemnify the afflicted party from potential damage or loss (including reasonable attorney's fees which may arise).


ARTICLE 7: DURATION

7-1 This Agreement shall be valid for two (2) years effective from the execution dated herein stated before.

7-2 After the first twelve month period of distribution, the targeted quantities for the second twelve month period of time will be proposed by the DISTRIBUTOR for mutual agreement ninety (90) days before the end of the calendar year and acknowledged in writing by XXX.

7-3 The minimum targeted quantities of each year should be no less than the previous calendar year for the first three years of distribution, or in the event of XXX manufacturing issues which cause a PRODUCT short fall. After the first three years of distribution, it is understood that product / market maturation may prohibit additional market growth, and therefore, annual sales targets beginning in year four (4) do not necessarily need to reflect PRODUCT growth forecasts.


7-4 In the event that the DISTRIBUTOR has successfully achieved the sales and marketing expectations of THE PRODUCT in THE TERRITORY in compliance with terms and conditions of this Agreement, both parties agree to automatically renew this Agreement for an additional two (2) year period, with ninety (90) days prior written notice, and agreement either in the same terms or revised terms of this Agreement as both shall agree.


ARTICLE 8: SUPPORT

8-1 XXX will provide DISTRIBUTOR with one (1) procedure and correction at no charge. These testing stations will consist of the necessary equipment (excluding personal computers) to facilitate a quality check of THE PRODUCT, and monitor the performance of blood glucose sensors provided to DISTRIBUTOR by XXX.




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ARTICLE 9: TERMINATION

9-1 Both parties shall hereto have the right to terminate this Agreement by written notice to the other, if the other party commits or suffers any act of bankruptcy or insolvency; or fails in performance of this Agreement and does not cure any breach within ninety (90) days after receipt of written notice of such action by the other party.

9-2 Upon termination of this Agreement, DISTRIBUTOR shall be liable to settle any outstanding payment due on the date of termination, and as may be requested, shall immediately return at its own cost, all information received from XXX. However, XXX will at the request of DISTRIBUTOR agrees to still supply DISTRIBUTOR with the quantities of sensor electrodes requested by DISTRIBUTOR for one year providing that the DISTRIBUTOR makes a formal announcement of its discontinuation of this product line when termination is effected. XXX agrees to provide the DISTRIBUTOR with the same prices which it will supply to the new distributor, and the DISTRIBUTOR agrees not to lower the selling prices as executed during the prior year.


ARTICLE 10: ASSIGNMENT

10-1 Any right or obligation under this Agreement shall be not assignable or transferable by any party unless with prior written consents of the other party.


ARTICLE 11: FORCE MAJEURE

11-1 Neither party shall be responsible for the failure or delay in performance of any of its obligations hereunder due to force majeure such as war, insurrection, strikes, acts of God, governmental action, or any other contingency beyond control.


ARTICLE 12: APPLICABLE LAW

12-1     This Agreement shall be governed by and pursuant to the laws of XXX.


ARTICLE 13: OTHER CONDITIONS

13-1 This Agreement shall be effected, and interpreted with the plain meaning of English language.

13-2 All expressions of intention and notices of both parties shall be made in English in written form.

13-3 The addresses first above referred to shall be the registered addresses of respective offices of both parties; any change of such address shall be notified to the other in writing.

13-4 Any matters not sufficiently provided herein shall be subject to a revision by both parties in writing to be attached hereto and made a part hereof this Agreement.



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ARTICLE 14: ENTIRE AGREEMENT

This Agreement represents the entire understanding, as of the effective date hereof, between the parties with respect to the subject matter hereof and shall supersede all previous agreements, negotiations, understandings, representations, statements, and writings between the parties relating thereto, and shall be controlling over terms and conditions contained in any purchase order, acknowledgment form or any attachment thereto or any other document issued by the parties which are in conflict with this Agreement.

No modification, alteration, waiver, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly agreed and signed by both parties hereto.

IN WITNESS WHEREOF, the parties have made this Agreement in duplicate, of which each party shall hold one copy to be deemed as an original as of the day and year first above written.


CHRONIMED INC.                                                         XXX




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                         EXCLUSIVE DISTRIBUTOR AGREEMENT
                                    ADDENDUM




This AGREEMENT ADDENDUM is made this 13"' day of June, 1997, by and between:


XXX
XXXXX
XXXXXXX



CHRONIMED INC.
13911 Ridgedale Drive
Minnetonka, MN 55305, USA
(hereinafter called "DISTRIBUTOR ")




ARTICLE 1: DEFINITIONS

"THE TERRITORY" shall mean, and be limited to the United States of America, Canada, Mexico, South America and Latin America.


All other aspects of the EXCLUSIVE DISTRIBUTOR AGREEMENT made on the 20" day of November, 1996, remain unchanged.

IN WITNESS WHEREOF, the parties have made this Agreement Addendum in duplicate, of which each party shall hold one copy to be deemed as an original as of the day and year first above written.



CHRONIMED INC.                                                         XXX